Exhibit 1.1

COMPASS Pathways plc
17,500,000 American Depositary Shares Representing 17,500,000 Ordinary Shares
Pre-Funded Warrants to Purchase up to 1,250,000 American Depositary Shares
Representing 1,250,000 Ordinary Shares

UNDERWRITING AGREEMENT
February 18, 2026
JEFFERIES LLC
TD SECURITIES (USA) LLC
CANTOR FITZGERALD & CO.
STIFEL, NICOLAUS & COMPANY, INCORPORATED

As Representatives of the several Underwriters
c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

c/o TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017

c/o Cantor Fitzgerald & Co.
110 East 59th Street, 6th Floor
New York, New York 10022

c/o Stifel, Nicolaus & Company, Incorporated
787 7th Avenue, 11th Floor
New York, New York 10019

Dear Sirs and Madams:
1.INTRODUCTORY. COMPASS Pathways plc, a public limited company incorporated under the laws of England and Wales with registered number 12696098 (the “Company”), proposes to sell, pursuant to the terms of this Agreement (the “Agreement”), to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of (a) 17,500,000 American Depositary Shares (“ADSs”), each representing one (1) ordinary share, nominal value £0.008 each, of the Company (each, an “Ordinary Share”), and (b) in lieu thereof, to certain investors, pre-funded warrants to purchase up to 1,250,000 ADSs, each ADS representing one (1) Ordinary Share (the

“Pre-Funded Warrants”). The 17,500,000 ADSs to be sold by the Company are hereinafter referred to as the “Firm ADSs” and together with the Pre-Funded Warrants, the “Firm Securities.” The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 2,812,500 ADSs, each representing one (1) Ordinary Share (the “Optional ADSs”). The Firm ADSs and, if and to the extent such option is exercised, the Optional ADSs, are hereinafter referred to as the “Offered ADSs,” and the Offered ADSs together with the Pre-Funded Warrants are hereinafter referred to as the “Offered Securities”. The Ordinary Shares represented by the Firm ADSs and, if and to the extent such option is exercised, the Ordinary Shares represented by the Optional ADSs are hereinafter called the “Shares.” As used herein, “Warrant Shares” means the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants and “Warrant ADSs” means the ADSs representing such Warrant Shares. Unless context otherwise requires, each reference to the Offered ADSs and the Warrant ADSs herein also includes the Ordinary Shares underlying the ADSs. The Offered ADSs, the Pre-Funded Warrants, the Warrant ADSs, the Shares, and the Warrant Shares are collectively herein referred to as the “Securities.” Jefferies LLC, TD Securities (USA) LLC, Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.”
The ADSs, including (for the avoidance of doubt) any Warrant ADSs, will be issued pursuant to a deposit agreement dated September 22, 2020 (the “Deposit Agreement”), among the Company and Citibank N.A., as depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (“ADRs”) evidencing the ADSs issued thereunder. The Firm ADSs and, if applicable, the Optional ADSs will, following subscription by the Underwriters, and the Warrant Shares will, following subscription by the Underwriters and as and when the applicable holder exercises Pre-Funded Warrants, be deposited pursuant to the Deposit Agreement with Citibank N.A., as custodian (the “Custodian”) for the Depositary or its nominee and each holder and beneficial owner from time to time of the ADRs issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive one Ordinary Share deposited pursuant to the Deposit Agreement.
2.(i) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the several Underwriters, that:
(a)Registration Statement. A registration statement of the Company on Form S-3 (File No. 333-285297) (including all pre-effective amendments thereto, and all post-effective amendments thereto filed before the execution of this Agreement, the “Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company meets the requirements for use of Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form and meet the requirements of the Securities Act, and the Rules and Regulations. The proposed offering of the Offered Securities may be made pursuant to General Instruction I.B.1 of Form S-3. Other than (i) the Registration Statement, (ii) a registration statement, if any, increasing the size of the offering being registered under the Registration Statement filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”), (iii) a registration statement on Form F-6EF (File No. 333-279431) covering the registration of the ADSs to be issued and sold by the Company to the Underwriters hereunder under the Securities Act and the Rules and Regulations (the “ADS Registration Statement”),

(iv) any Preliminary Prospectus (as defined below), (v) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof and (vi) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer or sale of the Offered Securities has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, or the ADS Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations with respect to the Offered Securities is hereinafter called a “Preliminary Prospectus”). The Registration Statement, including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430B under the Securities Act to be part of the Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement.” If the Company has filed a Rule 462(b) Registration Statement to the Registration Statement, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The base prospectus included in the Registration Statement at the time of effectiveness thereof (the “Base Prospectus”), as supplemented by the final prospectus supplement relating to the offer and sale of the Offered Securities, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report on Form 10-K of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference into the Registration Statement.
(b)General Disclosure Package. As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Rules and Regulations), nor (iv) any individual Written Testing-the-Waters Communication when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 18). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 5:45 P.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives.
“Pricing Prospectus” means the Preliminary Prospectus relating to the Offered Securities, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.
“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.
“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the of the Rules and Regulations.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Rules and Regulations.
(c)No Material Misstatements. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.
(d)Registration Statement and Prospectus Contents. At the respective times the Registration Statement and any amendments thereto and the ADS Registration Statement and any amendments thereto became or become effective as to the Underwriters and at each Closing Date, the Registration Statement and any amendments thereto and the ADS Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement, the ADS Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.
(e)Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(g), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement, the Pricing Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from the Registration Statement, the ADS Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.
(f)Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(e) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations. From and after twelve (12) months prior to the date of this Agreement, the Company has not taken any action which would constitute an offer of the Offered Securities to the public in (i) any Member State of the European Economic Area (each, a “Relevant State”) for which a prospectus would need to be approved and published, in accordance with the Prospectus Regulation (for the purposes of this provision, the expression an “offer to the public” in relation to the Offered Securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe for any Securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended) or (ii) the United Kingdom for which a prospectus would need to be approved and published under the UK Prospectus Regulation or the UK

Financial Services and Markets Act 2000 (for the purposes of this provision, the expression an “offer to the public” in relation to the Securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe for any Offered Securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018).
(h)Not an Ineligible Issuer. At the time of filing the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.
(i)Testing-the-Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.
(j)Incorporation and Good Standing. The Company and each of its subsidiaries (as defined in Section 16 herein) have been duly incorporated and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of incorporation. The Company and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement, the Pre-Funded Warrants or to consummate any transactions contemplated by this Agreement, the Pre-Funded Warrants, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year.
(k)Underwriting Agreement and Pre-Funded Warrants. This Agreement and each of the Pre-Funded Warrants has been duly authorized, executed and delivered by the Company.
(l)The Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles. Upon due issuance by the Depositary of the Offered ADSs or Warrant ADS (which may be evidenced by ADRs) against the deposit of the Shares or Warrant Shares, respectively, in respect thereof in accordance with the provisions of the Deposit Agreement, such Offered ADSs and Warrant ADSs (and the ADRs evidencing such ADSs, as applicable) will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The issuance and sale of the Offered Securities by the Company and the deposit of the Ordinary Shares and Warrant Shares represented by Offered ADSs and the Warrant ADSs, issuable upon exercise of the Pre-Funded Warrants and deposit of the Warrant Shares with the Custodian for the Depositary as contemplated by this Agreement, the Pre-Funded Warrants and the Deposit Agreement will not trigger any anti-dilution rights of any holder of any Ordinary Shares or ADSs, securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or options, warrants or other rights to purchase Ordinary Shares or ADSs or any other securities of the Company with respect to such Ordinary Shares, ADSs, securities, options, warrants or rights, save for any rights of pre-emption under the United Kingdom Companies Act 2006, as amended (the “CA 2006”), as amended that have been duly waived or disapplied. The Deposit Agreement, and the Securities, if applicable, conform in all material respects to the descriptions thereof in the Registration Statement, General Disclosure Package and Prospectus.
(m)Authorization and Description of Securities. The Offered ADSs to be issued and sold by the Company to the Underwriters hereunder will be duly and validly authorized (including pursuant to section 551 of the CA 2006) and, when allotted, issued and delivered against payment therefor as provided herein, will be duly and validly allotted and issued, fully paid not subject to any call for the payment of further capital and free of any liens, encumbrances, rights of first refusal, preemptive or other similar rights (including those provided by section 561 (1) of the CA 2006 in respect of the Ordinary Shares represented by such ADSs), and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus. The Pre-Funded Warrants have been duly authorized for issuance and sale pursuant to this Agreement when issued and delivered against payment therefore as provided herein, will be duly and validly issued and free of any liens, encumbrances, rights of first refusal, preemptive or other similar rights and conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus. The Pre-Funded Warrants, when executed and delivered by the Company, will constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. The Shares (and Warrant Shares issuable upon exercise of the Pre-Funded Warrants) may be freely deposited by the Company with the Custodian for the Depositary against issuance of Offered ADSs (and Warrant ADSs), including ADRs evidencing such ADSs, as applicable, in each case as contemplated by the Deposit Agreement. The issuances of the Warrant Shares upon exercise of the Pre-Funded Warrants will not be subject to any liens, encumbrances, rights of first refusal, preemptive or similar rights (including those provided by section 561 (1) of the CA 2006 in respect of the Ordinary Shares represented such ADSs). The Warrant Shares issued and deposited with Depository upon exercise of the Pre-Funded Warrants will be duly and validly authorized (including pursuant to section 551 of the CA 2006) and, when allotted, issued and deposited with Citi against payment therefor as provided herein, will be duly and validly allotted and issued and fully paid. Upon the deposit of the Warrant Shares issuable upon exercise of the Pre-Funded Warrants with the Custodian, or on behalf of the Depositary or any of their respective nominees, the Custodian on behalf of the Depositary or any of their respective nominees will, subject to the terms of the Deposit Agreement, acquire good, marketable and valid legal title to such Warrant Shares, free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim. The registration of the Shares and the Warrant Shares issuable upon exercise of the Pre-Funded Warrants and deposit of the Warrant Shares in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law and subject to the terms of the Deposit Agreement, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Ordinary Shares with the beneficial ownership rights and interests in such Ordinary Shares being at all times vested with the beneficial owners of the Offered ADSs and the Warrant ADSs issuable upon exercise of the Pre-Funded Warrants and deposit of the Warrant Shares with the Custodian for the Depositary.
(n)Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus as of the respective dates set forth therein. All of the issued share capital of the Company has been duly and validly authorized and issued, is fully paid and has been issued in compliance with the Company’s articles of association and the CA 2006 and applicable federal and state securities laws, and conforms to the description thereof contained in the General Disclosure Package and the Prospectus under the heading “Description of Securities”. All of the Company’s options and other rights to purchase or exchange any securities for the Company’s capital shares have been duly authorized and validly issued and were issued in compliance with the CA 2006 and applicable federal and state securities laws other than those which have been waived or satisfied. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. As of the date set forth in the General Disclosure Package, there were no authorized or outstanding share capital, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital shares of the Company or any of its subsidiaries other than those described above or accurately described in the General Disclosure Package. Since such date, the Company has not issued any securities other than (i) Ordinary Shares issued upon the exercise of share options or other awards outstanding under the Company’s share option plans, options or other securities granted or issued pursuant to the Company’s existing equity compensation plans or other plans, (ii) Ordinary Shares issued pursuant to employee share purchase plans, and (iii) Ordinary Shares (included in the form of ADSs) issued upon the exercise of warrants, in each case in accordance with their terms, outstanding as of such date and described in the General Disclosure Package. The description of the Company’s share option, share bonus and other share plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. All of the outstanding share capital (if any) of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and, except to the extent set forth in the General Disclosure Package or the Prospectus, is owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.
(o)No Conflicts. The execution, delivery and performance of this Agreement and the Pre-Funded Warrants by the Company, the issue and sale of the Offered Securities by the Company, the deposit of the Ordinary Shares represented by the Offered ADSs and the Warrant ADSs issuable upon exercise of the Pre-Funded Warrants after deposit of the Warrant Shares with the Custodian for the Depositary, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries or (iii) result in the violation of any U.S. or non-U.S. law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or authority, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii) above, to the extent that any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(p)No Consents Required. Except for the registration of the Securities under the Securities Act and applicable state securities laws and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority (“FINRA”), the Nasdaq Global Select Market (the “Exchange”), or pursuant to the CA 2006 in connection with the purchase and distribution of the Offered Securities by the Underwriters, the listing of the Offered ADSs and, upon exercise of the Pre-Funded Warrants and deposit of the Warrant Shares with the Custodian for the Depositary, the Warrant ADSs, on the Exchange, no consent, approval, authorization or order of, or filing, qualification or registration (each, an “Authorization”) with, any court, governmental or regulatory agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement, the Pre-Funded Warrants or the Deposit Agreement by the Company, the issuance and sale of the Offered Securities, the deposit of the Shares underlying the Offered ADSs and the Warrant Shares underlying the Warrant ADSs issuable upon exercise of the Pre-Funded Warrants and deposit of the Warrant Shares with the Custodian for the Depositary or the consummation of the transactions contemplated hereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization. All corporate approvals (including those of shareholders) necessary for the Company to consummate the transactions contemplated by this Agreement and the Pre-Funded Warrants have been obtained and are in effect.
(q)Independent Auditors. Each of PricewaterhouseCoopers LLP, United Kingdom (“PwC UK”), who have audited certain financial statements, and PricewaterhouseCoopers LLP, United States (“PwC US”), who have reviewed certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and applicable U.S. federal securities laws.
(r)Financial Statements. The financial statements, together with the related notes, included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly, present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes and schedules included or incorporated by reference in the General Disclosure Package. The financial statements, together with the related notes, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. There is no pro forma financial information which is required to be included in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein in accordance with Regulation S-X which has not been included or incorporated as so required. The summary and selected financial data included or incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement fairly present, the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information.
(s)eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(t)No Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the General Disclosure Package, (ii) any change in the share capital (other than the issuance of Ordinary Shares upon exercise of share options described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital shares, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.
(u)Legal Proceedings. Except as set forth in the General Disclosure Package, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such proceedings are, to the Company’s knowledge, threatened by governmental or regulatory authorities.
(v)No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association (or analogous governing instrument, as applicable) or (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets are subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject (including, without limitation, those administered by the

United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”), the Drug Enforcement Administration (“DEA”), the European Medicines Agency (“EMA”), the Medicines and Healthcare Products Regulatory Agency (“MHRA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, the DEA, the EMA, the MHRA) except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(w)Licenses or Permits. The Company and each of its subsidiaries possess all required licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies (including, without limitation, those administered by the FDA, the DEA, the EMA, the MHRA and any other state, federal, national and foreign agencies or bodies performing similar functions to the FDA, the DEA, the EMA and MHRA or engaged in the regulation of pharmaceuticals) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Permits, except where the failure so to comply would not, singularly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all such Governmental Permits are valid and in full force and effect, except where the invalidity or failure to be in full force and effect would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received written notification of any revocation, significant modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit, which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. The Company has no reason to believe that any such Governmental Permit will not be renewed, except where the failure to renew would not, singularly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and each of its subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable laws or Governmental Permits, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).
(x)Regulatory Matters. The Company is in compliance with all statutes, rules or regulations of the FDA, the DEA, the EMA, the MHRA and other comparable governmental agencies engaged in the regulation of pharmaceutical drugs applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company except where noncompliance would not, singularly or in the aggregate, have a Material Adverse Effect. The nonclinical studies and clinical trials conducted by or on behalf of the Company that are described in the General Disclosure Package and the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects with all applicable federal, state and foreign laws, rules, orders and regulations; the descriptions of the results of the Company Studies and Trials contained in the Registration Statement, General Disclosure Package and Prospectus are accurate in all material respects; the Company has no knowledge of any other studies or trials not described in the General Disclosure Package and the Prospectus, the results of which are inconsistent with or reasonably call into question the results described or referred to in the General Disclosure Package and the

Prospectus; and the Company has not received any written notices or correspondence from the FDA, the DEA, the EMA, the MHRA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any Company Studies and Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, there are no reasonable grounds for the same. In using or disclosing patient information received by the Company in connection with the Company Studies and Trials, the Company has complied in all material respects with all federal, state, local or foreign applicable laws and regulatory rules or requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations thereunder (“HIPAA”). Neither the Company, nor its subsidiaries or any of their respective directors, officers, employees or, to the Company’s knowledge, agents is or since January 1, 2015 has been debarred, suspended or excluded or, to the knowledge of the Company, engaged in any conduct that would reasonably be expected to result in a debarment, suspension or exclusion from any federal or state government health care program or human clinical research. To the Company’s knowledge, none of the Company Studies and Trials involved any investigator, as such term is defined in Title 21, Section 50.3 of the U.S. Code of Federal Regulations, who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules and regulations of the FDA, the DEA, the EMA, the MHRA or comparable regulatory agencies outside of the United States to which the Company is subject.
(y)Regulatory Compliance. Neither the Company nor any of its subsidiaries has received any unresolved FDA Form 483, notice of adverse filing, warning letter, untitled letter or other correspondence or written notice from the FDA, or any other court or arbitrator or federal, state, local, or foreign governmental or regulatory authority, alleging or asserting material noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) (the “FDCA”). The Company and its subsidiaries have been in material compliance with applicable health care laws, including without limitation, the FDCA, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), 18 U.S.C. §§ 286 and 287 (criminal health care fraud statutes), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.) the exclusions law (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, including, without limitation, the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational, and foreign laws relating to the regulation of the Company (collectively, “Health Care Laws”). Further, the Company and its subsidiaries have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation of the Company or any of its subsidiaries is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened in writing, except, in both circumstances, as would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not a party to and has no ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority.

(z)Criminal Laws. Neither the Company nor any of its subsidiaries has engaged in or will engage in (i) any direct or indirect dealings or transactions in violation of applicable criminal laws, including, without limitation, the Controlled Substances Act of 1970, the Racketeering Influenced and Corrupt Practices Act of 1977, the Fraud Act of 2006, the Theft Act of 1968 the Travel Act of 1961 or any anti-money laundering statute, or (ii) any “aiding and abetting” in any violation of applicable criminal laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to criminal laws is pending or threatened except as would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(aa)Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering of the Offered Securities and the application of the proceeds thereof, including any proceeds upon exercise of the Pre-Funded Warrants, as described in the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
(bb)Related Party Transactions. There are no business relationships or related person transactions involving the Company or any of its subsidiaries or any other person required to be described in the General Disclosure Package and the Prospectus that have not been described as required.
(cc)No Stabilization. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.
(dd)Intellectual Property. The Company and its subsidiaries own or possess the right to (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights ( “Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted to the extent described in the General Disclosure Package and the Prospectus. The Company and its subsidiaries have not received written advice from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person and have not received written notice of any challenge other than that described in the Registration Statement, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its violation of, any valid and enforceable Intellectual Property Rights of any other person. To the Company’s knowledge, there are no third parties who have rights to any Intellectual Property Rights described in the Registration Statement, General Disclosure Package and the Prospectus as being exclusively licensed to the Company, including no liens, security interests, or other encumbrances, except for customary reversionary rights of third party licensors with respect to Intellectual Property Rights that are disclosed as licensed to the Company or one or more of its subsidiaries. To the Company’s knowledge, there is no infringement by marketing of an FDA-approved product by third parties of any Intellectual Property

Assets described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by or licensed to the Company. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property Rights disclosed in the Registration Statement, General Disclosure Package and the Prospectus as being owned by the Company. To the Company’s knowledge, all licenses for the use of the Intellectual Property Rights material to its business described in the General Disclosure Package and the Prospectus are valid, binding upon and enforceable by or against the parties thereto in accordance to their terms. The Company has complied in all material respects with, and has not received a written claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. Except as described in the General Disclosure Package and the Prospectus, no written claim has been made against the Company (i) alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright or trade secret of any person or (ii) challenging the validity, enforceability, or scope of any Intellectual Property Rights owned or exclusively licensed by the Company, including no interferences, oppositions, reexaminations, or government proceedings. The Company has taken all reasonable steps to protect and maintain its Intellectual Property Rights. The consummation of the transactions contemplated by this Agreement and the Pre-Funded Warrants will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person under any written agreement in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. With respect to the use of the software in the Company’s business as it is currently conducted, the Company has not experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected, and to the Company’s knowledge, no such software contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or is subject to the terms of any “open source” or other similar license that provides for the source code of the software to be publicly distributed or dedicated to the public. The Company and each of its subsidiaries has taken reasonable steps to obtain executed nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries. To the Company’s Knowledge, the duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property Rights have been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. The Company has at all times complied with all applicable federal, state, local or foreign laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company or any of its subsidiaries in the conduct of the Company’s business. No written claims have been asserted against the Company or any of its subsidiaries alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, denial of service or destruction. The Company and each of its subsidiaries has taken reasonable actions to obtain ownership of all works of authorship and inventions made by its employees and consultants which relate to the Company’s business. All founders and key employees have signed confidentiality and invention assignment agreements with the Company.

(ee)Privacy Laws. The Company and its subsidiaries are, and at all prior times since the date of the Company’s incorporation were, in material compliance with all applicable data privacy and security laws and regulations, including, in each case, to the extent applicable, the HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.); the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), including as it continues to form part of law in the United Kingdom by virtue of section 3 of the European Union (Withdrawal) Act 2018 (the “UK GDPR”), and the California Consumer Privacy Act (CCPA) (collectively, “Privacy Laws”). The Company and its subsidiaries have in place, comply with, and take appropriate steps to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”) and any other confidential information in possession of the Company (collectively, with Personal Data, the “Sensitive Data”). The Policies have been designed and kept updated to maintain compliance with the Privacy Laws. The Company provides accurate notice of its Policies to those data subjects whose Personal Data is subject to the Policies. The Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter and such Policies do not contain any material omissions of the Company’s then-current privacy practices. “Personal Data” means (i) a natural persons’ name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR and the UK GDPR, as applicable; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, none of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. To the Company’s knowledge, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of any Privacy Laws or Policies. Neither the Company nor any of its subsidiaries, (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law.
(ff)IT Systems. (i) To the Company’s knowledge, there has been no actual or alleged security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including any Sensitive Data and the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”) and (ii) the Company and its subsidiaries have materially complied, and are presently in material compliance with, all applicable laws, statutes, security policies of the Company and its subsidiaries, as applicable and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practice.
(gg)Title to Real and Personal Property. The Company and each of its subsidiaries have good and marketable title in and (in the case of real property) to or have valid and marketable rights to lease or otherwise use, all items of real or personal property which are material to the business of the

Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that (i) do not, singularly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (ii) could not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.
(hh)No Labor Dispute. There is (A) no significant unfair labor practice complaint pending against the Company, or any of its subsidiaries, nor to the Company’s knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by or dispute with, employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.
(ii)Compliance with ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code has received or may rely upon a favorable determination or opinion letter with respect to its qualification, and to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, reasonably be expected to cause the loss of such qualification.
(jj)Environmental Laws and Hazardous Materials. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”). There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.
(kk)Taxes. The Company and its subsidiaries each (i) have timely filed all federal, state, local and non-U.S. tax returns required to be filed, and all such returns were true, complete and correct, (ii) have paid all federal, state and local and all non-U.S. taxes, for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those that, in each of the cases described in clauses (i), (ii) and (iii) above, (a) are being contested in good faith and for which reserves in accordance with GAAP have been taken on the Company’s most recent financial statements or (b) would not, singularly or in the aggregate, have a Material Adverse Effect.
(ll)Transfer Taxes. No material stamp duty, stamp duty reserve, registration, documentary, issue, transfer or other similar taxes or duties (“Transfer Taxes”) are payable in the United Kingdom or the United States or to any taxing authority of either of them or therein by or on behalf of the Underwriters, the Company or any of its subsidiaries in connection with (i) the initial issuance, sale and delivery of the Offered Securities in the manner contemplated by this Agreement, the Pre-Funded Warrants and the Deposit Agreement; (ii) the issuance, sale and delivery of the Warrant ADSs issuable upon exercise of the Pre-Funded Warrants and deposit of the Warrant Shares with the Custodian for the Depositary (or the ADRs evidencing such ADSs), in each case in the manner contemplated by this Agreement, the Pre-Funded Warrants and the Deposit Agreement; (iii) the initial sale and delivery by the Underwriters of the Offered ADSs (or the ADRs evidencing the ADSs issued thereunder) to purchasers thereof in the manner contemplated by this Agreement through the facilities of Depository Trust Company (“DTC”); or (iv) the execution and delivery of this Agreement, the Pre-Funded Warrants or the Deposit Agreement.
(mm)United States and United Kingdom Tax Considerations. The statements contained in the General Disclosure Package and the Prospectus under the headings (i) “Material Tax Considerations” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.
(nn)Insurance. The Company and each of its subsidiaries carry or are covered by, insurance in such amounts and covering such risks for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar businesses, at a similar stage of development, in similar industries. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.
(oo)Accounting Controls. The Company and each of its subsidiaries maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the

General Rules and Regulations under the Exchange Act (such rules and regulations, the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective. Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(pp)Disclosure Controls. The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. The Company and its subsidiaries have conducted evaluations of the effectiveness of their disclosure controls as required by Rule 13a-15 of the Exchange Act.
(qq)Minute Books and Written Resolutions. The minute books and written resolutions of the Company and each of its subsidiaries have been made available to counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and written actions of the Board (including each Board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable) and each of its subsidiaries since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes or written resolutions.
(rr)Material Agreements. There is no license, lease, contract, or other agreement or document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package or to be filed as an exhibit to the Registration Statement which is not so described therein or filed therewith as required; and all descriptions of any such licenses, leases, contracts, or other agreements or documents contained in the General Disclosure Package are accurate and complete descriptions of such documents in all material respects. Other than as described in the General Disclosure Package, no such license, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company and its subsidiaries have not received notice of and the Company does not have knowledge of any such pending or threatened suspension or termination.
(ss)No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders

(or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.
(tt)No Registration Rights. No person or entity has the right to require registration of shares of Ordinary Shares, ADSs or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement, the ADS Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the General Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.
(uu)Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Offered Securities and upon exercise of the Pre-Funded Warrants as described in the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.
(vv)No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities or any transaction contemplated by this Agreement, the Pre-Funded Warrants, the Registration Statement, the General Disclosure Package or the Prospectus.
(ww)No Restrictions on Subsidiaries. Except as described in the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital shares, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(xx)Dividends. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no approvals are currently required in England and Wales in order for the Company to pay dividends or other distributions declared by the Company to the holders of Ordinary Shares. Under current laws and regulations of England and Wales and any political subdivisions thereof, any amount payable with respect to the Ordinary Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company and its subsidiaries may be paid by the Company or the relevant subsidiary in United States dollars or euros and freely transferred out of the United Kingdom, and no such payments made to the holders thereof or therein who are either the Company, or any subsidiary, or non-residents of the United Kingdom who hold their Ordinary Shares as an investment and not in connection with any trade carried on by them, will be subject to income, withholding or other taxes under laws and regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivisions or taxing authorities thereof or therein.

(yy)Insolvency. No order has been made or petition or application presented or resolution passed by the Company or any of its subsidiaries or any of their respective directors for the winding up of the Company or any of its subsidiaries or for the appointment of a provisional liquidator to the Company or any of its subsidiaries or for an administration order in respect of the Company or any of its subsidiaries; no receiver or receiver and manager has been appointed by any person of the whole or any part of the business or assets of the Company or any of its subsidiaries; no voluntary arrangement has been proposed under section 1 of the United Kingdom Insolvency Act 1986, as amended, in respect of the Company or any of its subsidiaries; no compromise or arrangement has been proposed, agreed to or sanctioned under section 899 of the CA 2006 in respect of the Company or any of its subsidiaries; no action is being taken to strike the Company or any of its subsidiaries off the register of companies under sections 1000 or 1003 of the CA 2006; and, to the Company’s knowledge, no equivalent steps or action are being undertaken, or equivalent circumstances exist, in any jurisdiction outside the United Kingdom.
(zz)PFIC and Foreign Personal Holding Company Status. To the Company’s knowledge, the Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the Code for its taxable year ended December 31, 2025. If the Company determines that it is a PFIC for any taxable year, it shall use reasonable efforts to provide to U.S. holders of the ADSs such information as the IRS may require, including a PFIC annual information statement, in order to enable such holders to make and maintain an election to treat the Company as a “qualified electing fund” (as such term is defined in Section 1295 of the Internal Revenue Code). The Company is not currently a “foreign personal holding company” within the meaning of the Code.
(aaa)Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(bbb)ADSs. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the Exchange, nor has the Company received any notification that the Commission or the FINRA is contemplating terminating such registration or listing.
(ccc)Sarbanes-Oxley Act. There is and has been no failure on the part of the company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(ddd)No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee nor, any agent of the Company or any subsidiary, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and, to the Company’s knowledge, affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(eee)Loans. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the Board, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.
(fff)Statistical and Market Data. The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.
(ggg)Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(hhh)Compliance with OFAC.
(i)None of the Company, any of its subsidiaries, or, to the Company’s knowledge, any director, officer, or employee thereof, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (or any other Covered Region of Ukraine identified pursuant to Executive Order 14065), the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic.

(ii)The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction, is or was the subject of Sanctions.
(iii)No Associated Persons; FINRA Matters. Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(rr) of the By-laws of FINRA) of, any member firm of FINRA.
(jjj)Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales and will be honored by courts in England and Wales except as may be limited by general principles of equity. The Company has the corporate power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States federal court sitting in The City of New York, New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the General Disclosure Package, the Prospectus or the offering of the Securities in any New York Court and service of process effected on such authorized agent will be effective to notify the Company of any action under this Agreement.
(kkk)Formalities and Recording. Each of his Agreement, the Pre-Funded Warrants and the Deposit Agreement complies with the proper formalities required for it to be enforceable in England and Wales; to ensure the legality, validity, enforceability or admissibility into evidence in England and Wales of this Agreement, the Pre-Funded Warrants or the Deposit Agreement it is not necessary that this Agreement, the Pre-Funded Warrants or the Deposit Agreement, respectively, be filed or recorded with any court or other authority in England and Wales (other than court filings in the ordinary course of proceedings).
(lll)Final Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws and recognized by the English courts as having jurisdiction to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of England and Wales; provided, however, that the Company may have defenses open to it and enforcement may not be permitted if, among other things; (a) the judgment was obtained by fraud, or in proceedings contrary to natural or substantial justice, or contravenes public policy in England or the Human Rights Act 1998 (or any subordinate legislation made thereunder, to the extent applicable); (b) the judgment is for a sum payable in respect of taxes, or other charges of a like nature or is in respect of a fine or other penalty or otherwise based on a foreign law that an English court considers to relate to a penal, revenue or other public law; (c) the judgment amounts to judgment on a matter previously determined by an English court or conflicts with a judgment on the same matter given by a court other than a New York Court or was obtained in breach of a jurisdiction or arbitration clause except with the agreement of the defendant or the defendant’s subsequent submission to the jurisdiction of the court; (d) the judgment is given in proceedings brought in breach of an agreement for the settlement of disputes; (e) the judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained, or is a judgment that is otherwise specified in section 5 of the Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under section 1 of that Act; and (f) enforcement proceedings are not commenced within six years of the date of such judgment. The Company is not aware of any reason why the enforcement in England and Wales of such a New York Court judgment would be, as of the date hereof, contrary to public policy of England and Wales or the Human Rights Act 1998 (or any subordinate legislation made thereunder, to the extent applicable).
(mmm)Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under the laws of England and Wales, New York or the United States, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court in England and Wales, or, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.
(nnn)Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity
3.SUBSCRIPTION, SALE AND DELIVERY OF THE OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to subscribe to receive from the Company the respective numbers of Offered Securities set forth opposite the names of the Underwriters in Schedule A hereto.
The subscription price to be paid by the Underwriters to the Company for the Offered ADSs will be $7.52 per ADS (the “ADS Subscription Price”) and $7.5199 per Pre-Funded Warrant (the “Pre-Funded Warrant Subscription Price”).

The Company will deliver the Firm ADSs to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the first (1st) full business day preceding the Closing Date against payment of the aggregate ADS Subscription Price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company payable to the order of the Company for the Firm ADSs sold by them all at the offices of Paul Hastings LLP, the MetLife Building, 200 Park Avenue, New York, New York 10166. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 9:00 A.M., New York time, on February 20, 2026, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date.”
Notwithstanding the foregoing, the Company and the Representatives shall instruct the purchasers of the Pre-Funded Warrants to make payment for such Pre-Funded Warrants on the Closing Date to the Company by wire transfer in immediately available funds to the account specified by the Company for the aggregate Pre-Funded Warrant Subscription Price, in lieu of payment by the Underwriters for such Pre-Funded Warrants, and the Company shall deliver the Pre-Funded Warrants to such purchasers on such date in definitive paper form against such payment, in lieu of the Company’s obligation to deliver such Pre-Funded Warrants to the Representatives; provided that, the Underwriters shall withhold $0.48 per Pre-Funded Warrant as an offset against the payment owed by the Underwriters to the Company for the Firm ADSs as payment for the underwriting discounts and commissions in respect of the Pre-Funded Warrants. In the event that any purchaser of the Pre-Funded Warrants fails to make payment to the Company for all or part of the Pre-Funded Warrants on the Closing Date, the Representatives shall either (i) make payment to the Company for such Pre-Funded Warrants specified in this Section 3 or (ii) elect, by written notice to the Company, to receive ADSs at the ADS Subscription Price specified in this Section 3 in lieu of all or a portion of such Pre-Funded Warrants contemplated to be sold under this Agreement. The Closing Date and the location of delivery of, and the form of payment for, the Offered Securities may be varied by agreement among the Company and the Representatives.
The Underwriters may subscribe for all or less than all of the Optional ADSs. The price per ADS to be paid for the Optional ADSs shall be the ADS Subscription Price provided, however, that the amount paid by the Underwriters for any Optional ADSs shall be reduced by an amount per ADS equal to any dividends declared by the Company and payable on the Firm ADSs but not payable on such Optional ADSs. The Company agrees to sell to the Underwriters the number of Optional ADSs specified in the written notice delivered by the Representatives to the Company described below and the Underwriters agree, severally and not jointly, to subscribe for such Optional ADSs. Such Optional ADSs shall be subscribed to receive from the Company for the account of each Underwriter in the same proportion as the number of Firm ADSs set forth opposite such Underwriter’s name on Schedule A bears to the total number of Firm ADSs (subject to adjustment by the Representatives to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional ADSs at any time, and from time to time, provided however, that notice of such exercise must be delivered not more than thirty (30) days subsequent to the date of this Agreement. No Optional ADSs shall be sold and delivered unless the Firm ADSs previously have been, or simultaneously are sold and delivered.
The option granted hereby shall be exercised by written notice being given to the Company by the Representatives setting forth the number of Optional ADSs to be subscribed for by the Underwriters and the date and time for delivery of and payment for the Optional ADSs. Each date and time for delivery of and payment for the Optional ADSs (which may be the Closing Date, but not earlier) is herein called the

“Option Closing Date” and shall in no event be earlier than one (1) business day nor later than five (5) business days after written notice is given. The Option Closing Date and the Closing Date are herein called the “Closing Dates.”
The Company will deliver the Optional ADSs to the Representatives for the respective accounts of the several Underwriters through the facilities of The Depository Trust Company issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the first (1st) full business day preceding the Option Closing Date against payment of the aggregate Subscription Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Representatives payable to the order of the Company, at the offices of Paul Hastings LLP, the MetLife Building, 200 Park Avenue, New York, New York 10166. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional ADSs may be varied by agreement between the Company and the Representatives
The several Underwriters propose to offer the Offered Securities for sale upon the terms and conditions set forth in the Prospectus.
4.FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters:
(a)Required Filings; Amendments or Supplements; Notice to the Representative. To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement, the ADS Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the ADS Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or the ADS Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Offered Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A under the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.
If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(b)Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representatives has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.
(c)ADSs. The Company agrees, prior to each Closing Date, to deposit Ordinary Shares underlying the Offered ADSs with the Custodian on behalf of the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the applicable Offered ADSs will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at the Closing Date.
(d)Warrant Shares Reserved. The Company shall, at all times while any Pre-Funded Warrants are outstanding, take all reasonable steps to ensure that it has sufficient authority under section 551 of the CA 2006 to enable it to validly issue and allot Warrant Shares upon the exercise of such Pre-Funded Warrants.
(e)Ongoing Compliance. If at any time prior to the date when a prospectus relating to the Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement, the ADS Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act, that the Company will promptly notify the Representatives thereof and prepare an appropriate amendment or supplement in form and substance satisfactory to the Representatives which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement or the ADS Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Securities, the Company upon the request of the Representatives will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.
(f)Amendment to General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.
(g)Amendment to Issuer Free Writing Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.
(h)Delivery of Registration Statement. To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representatives, to furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of each of the Registration Statement or the ADS Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
(i)Delivery of Copies. Upon written request of the Representatives, to the extent not available on EDGAR, to deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement and the ADS Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (i) to be made not later than 10:00 A.M., New York City time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement or the ADS Registration Statement (in each case excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (i) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto).
(j)Earnings Statement. To make generally available to its shareholders and the Underwriters as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158), provided that the Company will be deemed to have furnished such statement to its shareholders and the Underwriters to the extent it is filed on EDGAR or any successor system.
(k)Blue Sky Compliance. To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Securities in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(l)Reports. Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Securities are listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(m)Lock-Up. During the period commencing on and including the date hereof and ending on and including the 60th day following the date of this Agreement, (the “Lock-Up Period”) the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or submit or file any registration statement under the Securities Act in respect of, any ADSs, Ordinary Shares, options, rights or warrants to acquire ADSs, Ordinary Shares or securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares (other than is contemplated by this Agreement with respect to the Offered Securities and the issuance of the Warrant ADSs in connection with the exercise of the Pre-Funded Warrants) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue Ordinary Shares and options to subscribe for Ordinary Shares pursuant to any director or employee incentive plan, share ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package; (ii) issue Ordinary Shares pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the General Disclosure Package; (iii) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of Ordinary Shares upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (iii) shall not be available unless each recipient of Ordinary Shares, or securities exchangeable or exercisable for or convertible into Ordinary Shares, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period. The Company will cause each officer, director and securityholder listed on Schedule D hereto to furnish to the Representatives, prior to the Closing Date, a “lock-up” agreement, substantially in the form of Exhibit I hereto.
(n)Delivery of SEC Correspondence. To supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act or any of the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.
(o)Press Releases. Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.
(p)Compliance with Regulation M. Until the Representatives shall have notified the Company of the completion of the resale of the Offered Securities, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any of the Offered Securities; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Offered Securities.
(q)Registrar, Transfer Agent and Depositary. To maintain, at its expense, a registrar, transfer agent and a depositary for the Offered Securities.
(r)Use of Proceeds. To apply the net proceeds from the sale of the Offered Securities (including any proceeds received upon exercise of the Pre-Funded Warrants) as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities (including any proceeds received upon exercise of the Pre-Funded Warrants) hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
(s)Exchange Listing. The ADSs (including the Offered ADSs and Warrant ADSs) are or, prior to issuance will be, listed and authorized for trading on the Exchange and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs (including the Offered ADSs and Warrant ADSs) under the Exchange Act or delisting the ADSs (including the Offered ADSs and Warrant ADSs) from the Exchange.
(t)Performance of Covenants and Satisfaction of Conditions. To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Offered Securities.
5.PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Securities and any taxes payable in that connection; (b) the costs incident to the registration of the Offered Securities under the Securities Act and the Exchange Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto, or any document incorporated by reference therein and the costs of printing this Agreement, the Pre-Funded Warrants, the Deposit Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Offered Securities and any filings made with FINRA relating to the Offered Securities; (e) any applicable listing or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Offered Securities under the securities laws of the several jurisdictions as provided in Section 4(k) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing share certificates; (h) all fees and expenses of the registrar and transfer agent, agent for service of process and/or depositary of the Shares and Offered Securities, as applicable, including with respect to the Pre-Funded Warrants and Warrant ADSs; (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, provided that the Company shall be responsible for 50% of the cost of any aircraft chartered in connection with the road show, and the Underwriters shall be responsible for the balance, and (j) all other costs and expenses of the Company incident to the offering of the Offered Securities or the performance of the obligations of the Company under this Agreement and the Deposit Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that the aggregate amount payable by the Company pursuant to clauses (d) and (f) shall not exceed $20,000; and provided further that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Securities by them and the expenses of advertising any offering of the Offered Securities made by the Underwriters.
(a)The Company will indemnify and hold harmless the Underwriters against any Transfer Taxes, including any interest and penalties, in respect of (i) the creation, issuance and delivery of the Shares to the Depositary by the Company in the manner contemplated by this Agreement, the Pre-Funded Warrants, the Deposit Agreement and the Prospectus, (ii) the issuance, sale and delivery of the Offered Securities (or the ADRs evidencing the ADSs, as applicable) to or for the account of the Underwriters, in each case in the manner contemplated by this Agreement and the Deposit Agreement; (iii) the initial sale and delivery by the Underwriters of the Offered Securities (or the ADRs evidencing the ADSs, as applicable) to purchasers thereof in the manner contemplated by this Agreement, the Pre-Funded Warrants, the Deposit Agreement and the Prospectus; and (iv) the execution, delivery and performance by the Company or the Underwriters of this Agreement, the Pre-Funded Warrants and the Deposit Agreement. All payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges whatsoever, and all interest, penalties or similar liabilities with respect thereto (“Taxes”) unless the Company is compelled by law to deduct or withhold such Taxes. In that event, and except for any net income, capital gains or franchise taxes imposed on the Underwriters by the United Kingdom or the United States or by any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and such jurisdiction, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
(b)If the performance by the Underwriters of any of their obligations under this Agreement shall represent for VAT purposes under any applicable law the making by the Underwriters of any supply of goods or services to the Company (to the extent applicable), the Company shall pay to the Underwriters, in addition to the amounts otherwise payable by the Company pursuant to this Agreement, an amount equal to the VAT chargeable on any such supply of goods and services and the Underwriters shall issue the Company (to the extent applicable) with an appropriate VAT invoice in respect of the supply to which the payment relates. Where a sum (a “Relevant Sum”) is paid or reimbursed to the Underwriters pursuant to this Agreement in respect of any cost, expense or other amount and that cost, expense or other amount includes an amount in respect of VAT (the “VAT Element”), then the Company, to the extent applicable, shall, in addition, pay an amount equal to the VAT Element to the Underwriters but only to the extent that the Underwriters are, or any Underwriter (or its representative member) is not entitled to credit or repayment in respect of such VAT Element from the relevant tax authority. For the purposes of this Agreement, “VAT” means value added tax as provided for in the Value Added Tax Act 1994 (“VATA”) and subordinate legislation made under VATA as amended, modified or re-enacted (whether before or after the date of this Agreement) and any similar sales, consumption, use or turnover tax whether within the United Kingdom or elsewhere in the world, and “representative member” has the meaning provided in VATA.
6.CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on each Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
(a)Registration Compliance; No Stop Orders. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.
(b)No Material Misstatements. None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.
(c)Corporate Proceedings. All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Deposit Agreement, the Offered Securities, the Registration Statement, the ADS Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(d)Opinion and Negative Assurance Letter of Counsel for the Company. Goodwin Procter LLP, U.S. counsel to the Company, shall have furnished to the Representatives such counsel’s written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(e)Opinion of UK Counsel for the Company. Goodwin Procter (UK) LLP, UK counsel to the Company, shall have furnished to the Representatives such counsel’s written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(f)Opinion of Intellectual Property Counsel for the Company. Cooley LLP, intellectual property counsel to the Company, shall have furnished to the Representatives such counsel’s written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(g)Opinion of Depositary for the Company. Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, shall have furnished to the Representatives such counsel’s written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(h)Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received from Paul Hastings LLP, as U.S. counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.
(i)Comfort Letter. At the time of the execution of this Agreement, the Representatives shall receive from each of PwC UK and PwC US, a letter, addressed to the Representatives, executed and dated such date, in form and substance satisfactory to the Representatives: (i) with respect to PwC US, confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB; (ii) with respect to PwC UK, confirming that as of May 8, 2025 and during the period covered by the financial statements on which they reported, they were an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB; and (iii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.
(j)Bring Down Comfort. On the effective date of any post-effective amendment to the Registration Statement and on the Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from each of PwC UK and PwC US addressed to the Representatives and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to PwC US as to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (i) of this Section 6.

(k)Officer’s Certificate. The Company shall have furnished to the Representatives a certificate, dated as of the Closing Date, of its Chief Executive Officer or President and its Chief Financial Officer stating in their respective capacities as officers of the Company on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), the ADS Registration Statement or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose or pursuant to Section 8A under the Securities Act shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including the Closing Date, there has not occurred any Material Adverse Effect, (iii) to their knowledge, after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the General Disclosure Package and the Prospectus.
(l)No Material Adverse Effect. Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital shares or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the General Disclosure Package (including, but not limited to, as a result of (1) the exercise, if any, of options, restricted share units or other equity awards, or the award of any options, restricted share units or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (2) the repurchase of shares by the Company pursuant to any contractual arrangement that provides for the repurchase of the Company securities as described in the Pricing Prospectus and the Prospectus or (3) the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) the effect of which, in any such case described in clause (i) or (ii) of this paragraph 6(l), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Offered Securities on the terms and in the manner contemplated in the General Disclosure Package.
(m)No Legal Impediment to Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Offered Securities; and no injunction, restraining order or order of any other nature by any foreign, federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Offered Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.
(n)No Downgrade. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the

Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), the Company’s corporate credit rating or the rating of any of the Company’s debt securities.
(o)Market Conditions. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or the Exchange, or trading in securities generally on the New York Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or the NYSE MKT LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities in the United States or authorities in England and Wales or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or England and Wales, (iii) the United States or England and Wales shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States or England and Wales, or there shall have been a declaration of a national emergency or war by the United States or England and Wales, (iv) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or England and Wales shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Offered Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.
(p)Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of incorporation and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.
(q)Lock Up Agreements. The Representatives shall have received the written agreements, substantially in the form of Exhibit I hereto, from all officers and directors the Company.
(r)Secretary’s Certificate. The Company shall have furnished to the Representatives a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.
(s)Chief Financial Officer Certificate. The Company shall have furnished to the Representatives a certificate, on the date hereof and on each Closing Date, of its Chief Financial Officer, in form and substance reasonably satisfactory to the Representatives.
(t)Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the issuance of the Offered ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the Offered ADSs pursuant to the Deposit Agreement, and such other customary matters related thereto as the Representatives may reasonably request.
(u)Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
7.INDEMNIFICATION OF CONTRIBUTION.
(a)Indemnification of Underwriters by the Company. The Company shall indemnify and hold harmless: (i) each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each, an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the ADS Registration Statement, the Prospectus, or in any amendment or supplement thereto or any document incorporated by reference therein or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (B) the omission or alleged omission to state in any Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the ADS Registration Statement, the Prospectus, or in any amendment or supplement thereto or any document incorporated by reference therein, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(b)Indemnification by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement or the ADS Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the ADS Registration Statement, the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the ADS Registration Statement, the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.
(c)Notice and Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof: (1) in the case of a civil proceeding (excluding, for the avoidance of doubt, any governmental, regulatory or non-civil proceeding), the indemnifying party shall be entitled to participate in such civil proceeding and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay the fees and expenses of such counsel related to such civil proceeding, and, after notice from the indemnifying party to such indemnified party of its election to assume the defense of such civil proceeding, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case, subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation; and (2) in case any governmental, regulatory or non-civil proceeding, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such governmental, regulatory or non-civil proceeding and shall pay the fees and disbursements of such counsel related to such governmental, regulatory or non-civil proceeding. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable and documented legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such written consent or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the request for reimbursement, and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(d)If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d), but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities subscribed for under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Securities subscribed for under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in the Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.

(e)The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.
8.TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Offered Securities if, prior to that time, any of the events described in Sections 6(m) or 6(o) have occurred or if the Underwriters shall decline to subscribe for the Offered Securities for any reason permitted under this Agreement.
9.REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Offered Securities for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to subscribe for the Offered Securities for any reason permitted under this Agreement or (d) the sale of the Offered Securities is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then, in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the reasonable fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed subscription for the Offered Securities, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representatives; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter, provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.
10.SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to subscribe for the Offered Securities hereunder on the Closing Date, and the aggregate number of Offered Securities for which such defaulting Underwriter or Underwriters agreed but failed to subscribe does not exceed ten percent (10%) of the total number of Offered Securities to be subscribed for by all Underwriters on the Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to subscribe for the Offered Securities for which such defaulting Underwriter or Underwriters agreed but failed to subscribe on the Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Offered Securities with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Offered Securities to be subscribed for by all Underwriters on the Closing Date, and arrangements satisfactory to the Representatives and the Company for the subscription for such Offered Securities by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.
If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Offered Securities of a defaulting Underwriter or Underwriters on the Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Offered Securities to be subscribed for by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 21, inclusive, shall not terminate and shall remain in full force and effect.
11.ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:
(a)each Underwriter’s responsibility to the Company is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and no fiduciary, advisory or agency relationship between the Company the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives has advised or is advising the Company on other matters;
(b)the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, the Underwriters may have interests that differ from those of the Company, and none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person;
(c)the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
(e)it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.
12.SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Offered Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.
13.SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Offered Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.
14.RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
15.NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to Jefferies LLC at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate;  TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Head of Equity Capital Markets, with a copy to CIBLegal@tdsecurities.com; Cantor Fitzgerald & Co., 110 E. 59th St., 6th Floor, New York, New York 10022, Attention: General Counsel, Fax: 212-829-4708; and Stifel, Nicolaus & Company, Incorporated, 787 7th Avenue, 11th Floor, New York, New York 10019, Attention: Equity Capital Markets; and Siavosh Salimi and William A. Magioncalda, Paul Hastings LLP, the MetLife Building, 200 Park Avenue, New York, New York 10166.
(b)if to the Company shall be delivered or sent by mail, telex, facsimile transmission or email to COMPASS Pathways plc, 33 Broadwick Street, London W1F 0DQ United Kingdom, Attention: General Counsel; with a copy to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, United States, Attention: Benjamin K. Marsh, Esq., Fax: (646) 558-4153.
provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
16.DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations; (d) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (e) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (f) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (g) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
17.GOVERNING LAW JURISDICTION, WAIVER OF JURY TRIAL AGENT FOR SERVICE. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement, the ADS Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each of the parties to this Agreement hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement. The Company and its subsidiaries irrevocably appoints Cogency Global Inc., with an address at c/o COMPASS Pathways plc, 122 East 42nd Street, 18th Floor, New York, NY 10168, United States of America upon which process may be served in any such suit or proceeding arising out of or relating to this Agreement, and agrees that service of process upon such agent, and written notice of said service to the Company or its subsidiaries by the person serving the same to the address provided in Section 15(b), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
18.UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: concession figures appearing in the first sentence of the sixth paragraph under the caption “Underwriting”, and the information contained in the first sentence of the fifteenth paragraph relating to stabilization, under the caption “Underwriting–Stabilization.”
19.AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all of the Underwriters.
20.PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
21.GENERAL. (a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.
(b) The Company acknowledges that in connection with the offering of the Offered Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the

Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Securities.
22.COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
23.JUDGEMENT CURRENCY.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Company, the obligations of the Company pursuant to this Agreement in respect of such sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first (1st) business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss, and if the United States dollars so purchased exceeds the sum originally due to such Underwriter hereunder, such Underwriter agrees to remit such excess to the Company.
(Signature page follows)

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

COMPASS PATHWAYS PLC

By:	/s/ Teri Loxam
Name: Teri Loxam
Title: Chief Financial Officer

Accepted as of
the date first above written:

JEFFERIES LLC
TD SECURITIES (USA) LLC
CANTOR FITZGERALD & CO.
STIFEL, NICOLAUS & COMPANY, INCORPORATED

Acting on their own behalf and as Representatives of the several Underwriters listed on Schedule A to this Agreement.

By:	JEFFERIES LLC

By:	/s/ Gautham Baliga
Name: Gautham Baliga
Title: Managing Director

By:	TD SECURITIES (USA) LLC

By:	/s/ Mariel Healy
Name: Mariel Healy
Title: Managing Director

By:	CANTOR FITZGERALD & CO

By:	/s/ Jason Fenton
Name: Jason Fenton
Title: Managing Director, Co-Head Equity Capital Markets

By:	STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Nicholas Oust
Name: Nicholas Oust
Title: Managing Director

SCHEDULE A

Name	Number of Firm ADSs	Number of Pre-Funded Warrants

Jefferies LLC	5,687,500	406,250
TD Securities (USA) LLC	4,375,000	312,500
Cantor Fitzgerald & Co.	3,500,000	250,000
Stifel, Nicolaus & Company, Incorporated	3,500,000	250,000
H.C. Wainwright & Co., LLC	437,500	31,250
Total	17,500,000	1,250,000

SCHEDULE B
General Use Free Writing Prospectuses
None

SCHEDULE C
Pricing Information

Firm ADSs:	17,500,000 ADSs

Pre-Funded Warrants:	1,250,000 Pre-Funded Warrants

Public offering price per Offered ADS:	$8.00

Public offering price per Pre-Funded Warrant:	$7.9999

Exercise Price of Pre-Funded Warrants	$0.0001

SCHEDULE D
List of officers, directors and stockholders subject to Section 4(m)
•Kabir Nath
•Teri Loxam
•Guy Goodwin
•David Norton
•Annalisa Jenkins
•Robert McQuade
•Wayne Riley
•Daphne Karydas
•Gino Santini
•Justin Gover
•Jeff Jonas

Exhibit I
Form of Lock-Up Agreement
___________ , 2026

Jefferies LLC
TD Securities (USA) LLC
Cantor Fitzgerald & Co.
Stifel, Nicolaus & Company, Incorporated
As Representatives of the several Underwriters

c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

c/o TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017

c/o Cantor Fitzgerald & Co.
110 East 59th Street, 6th Floor
New York, New York 10022

c/o Stifel, Nicolaus & Company, Incorporated
787 7th Avenue, 11th Floor
New York, New York 10019

Re: COMPASS Pathways plc – Lock-Up Agreement

Dear Sirs and Madams:
This letter agreement (this “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) by and among COMPASS Pathways plc, a public limited company incorporated under the laws of England and Wales with registered number 12696098 (the “Company”) and Jefferies LLC, TD Securities (USA) LLC, Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated as representatives (the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed public offering (the “Offering”) of American depositary shares (the “ADSs”) representing ordinary shares, nominal value £0.008  per share, of the Company (the “Ordinary Shares”) and pre-funded warrants to purchase ADSs (and, collectively with the ADSs and the Ordinary Shares, the “Securities”).
In order to induce the Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in his, her or its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the 60th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, and will not cause or direct any of its affiliates to, without the prior written consent of the Representatives, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of, or announce the intention to otherwise dispose of, any Securities (including, without limitation, Securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act” and such Securities, the “Beneficially Owned Securities”)), or securities convertible into or exercisable or exchangeable for Securities, (ii) enter into, or announce the intention to enter into, any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the undersigned or someone other than the undersigned) in whole or in part, the economic risk of ownership of the Beneficially Owned Securities or securities convertible into or exercisable or exchangeable for Securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in, or announce the intention to engage in, any short selling of the Securities or securities convertible into or exercisable or exchangeable for Securities (the “Prohibited Activities”). The undersigned represents and warrants that the undersigned is currently not, and has not caused or directed any of its affiliates to be or become, a party to any agreement or arrangement that is designed to or which reasonably could be expected to lead to or result in any Prohibited Activities during the Lock-Up Period.

The restrictions set forth in the second paragraph shall not apply to:
(1)    if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution;
(2)    if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any securityholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;
(3)     if the undersigned is a trust, distributions of Securities or any security directly or indirectly convertible into Securities to its beneficiaries in a transaction not involving a disposition of value;
(4)    if the undersigned is a corporation, partnership, limited liability company or other business, corporate or similar legal entity in its place of incorporation, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s share capital, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;
(5)     any transfers made solely by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(6)    any transfers to the Company pursuant to agreements in effect on the date of the final prospectus relating to this offering (the “Prospectus”) under which the Company has the option to repurchase such shares or Securities upon termination of the undersigned’s service to the Company;
(7)    any transfers of Securities solely in connection with the surrender or forfeiture to the Company of Securities to the Company in partial or full settlement of any withholding tax obligation of the undersigned accruing upon the exercise or vesting of any equity award granted pursuant to the Company’s equity incentive plans or arrangements as disclosed in the Prospectus;
(8)    any transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Securities involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Securities owned by the undersigned shall remain subject to the restrictions contained in this Agreement. For purposes of this Agreement, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, in each case, approved by the board of directors of the Company and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting shares of the Company;
(9)    transactions relating to Securities or other securities convertible into or exercisable or exchangeable for Securities acquired in open market transactions after completion of the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period; and
(10)    the entry into, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Securities by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) (a “10b5-1 Trading Plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, however, that (i) such plan does not provide for, or permit, the sale of any Securities during the Lock-Up Period and (ii) no public announcement or filing is voluntarily made during the Lock-Up Period, and any required announcement or filing under the Exchange Act includes a statement to the effect that no transfer of Securities shall be made under such plan during the Lock-Up Period.
provided, however, that in the case of any transfer described in clause (1), (2), (3), (4) or (5) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one (1) business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representatives, and (B) in the case of any transfer described in clause (1), (2), (3), (4), (5), (6) and (7) above, no public announcement or filing is voluntarily made regarding such transfer during the Lock-Up Period and if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Securities or Beneficially Owned Securities or any securities convertible into or exercisable or exchangeable for Securities or Beneficially Owned Securities during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, (A) in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession, (B) in the case of any transfer pursuant to clause (2) above, such transfer is being made to a securityholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value, (C) in the case of any transfer pursuant to clause (3) above, such transfer is being made to trust beneficiaries and is not a transfer for value, (D) in the case of any transfer pursuant to clause (4) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s share capital, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value, (E) in the case of any transfer pursuant to clause (5) above, such transfer is being made by operation of law, (F) in the case of any transfer pursuant to clause (6) above, such transfer is being made in connection with the termination of the undersigned’s employment and (G) in the case of any transfer pursuant to clause (7) above, such transfer is being made to satisfy tax withholding obligations. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.
For avoidance of doubt, nothing in this Agreement prohibits the undersigned from exercising any options or warrants to purchase Securities (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Securities issued upon such exercises will be subject to the restrictions of this Agreement and provided, however, that no public announcement or filing is voluntarily made regarding such exercise during the Lock-Up Period and provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of such options or warrants during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the disposition relates to the exercise of an option or warrant, as applicable, and that the Securities received upon exercise are subject to the restrictions of this Agreement.
In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Securities or securities convertible into or exercisable or exchangeable for Securities.
The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for, or exercise any right with respect to, the registration under the Securities Act, of any Securities or other Beneficially Owned Securities or any securities convertible into or exercisable or exchangeable for Securities or other Beneficially Owned Securities.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
The undersigned hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the undersigned at the address on the signature page below, and such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Agreement and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriters is making such a recommendation.
If (i) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by February 26, 2026, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Securities to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this Agreement. The undersigned acknowledges and agrees that whether or not any public offering of Securities actually occurs depends on a number of factors, including market conditions.
This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

Very truly yours,

(Name of Securityholder - Please Print)

(Signature)

(Name of Signatory if Securityholder is an entity - Please Print)

(Title of Signatory if Securityholder is an entity - Please Print)

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